EXHIBIT 99.2

                       BION ENVIRONMENTAL TECHNOLOGIES, INC.

                       Bion Announces Ed Schafer Joins Team

August 16, 2010. New York, New York. Bion Environmental Technologies, Inc. (OTC BB: BNET) announced today that Ed Schafer, former Governor of North Dakota and former Secretary of the U.S. Department of Agriculture, has agreed to join Bion's management team through the end of 2013.

Mr. Schafer stated, "Bion's technology, along with the Integrated Project business model it supports, has the potential to simultaneously provide significant advantages to the agricultural community while improving the health of our environment and providing significant cost savings to the American taxpayer. This combination represents a remarkable business opportunity. I am looking forward to lending my expertise to this endeavor that truly benefits everyone."

Mr. Schafer will provide Bion with strategic advice, focusing on areas of public policy related to the livestock industry both domestically and internationally. Mr. Schafer will initially consult with Bion during a transitional period anticipated to be completed by January 2011 (while he concludes certain existing engagements). Commencing in early 2011, Mr. Schafer will become a key member of Bion's senior management team.

Mr. Schafer was the Secretary of Agriculture from 2008 to 2009 and Governor of North Dakota from 1992 to 2000. In addition to his public sector experience, he has successfully led a multi-national consumer products business and several entrepreneurial start-up companies. Mr. Schafer graduated from the University of North Dakota with a Bachelor of Science degree in business, earned a Master of Business Administration at the University of Denver, and has been awarded two honorary doctorate degrees. Mr. Schafer has served on public and private corporate boards of directors and held leadership positions in foundations and trade associations. He is also an active member of many civic and service organizations.

Mark Smith, Bion's president and general counsel, stated, "We are very pleased to add Ed Schafer to our team. Ed's private- and public-sector experience gives him a unique perspective that allows him to understand and appreciate the opportunities that are created by Bion's proprietary technology platform for the livestock production/processing and renewable energy industries. As we move forward with the implementation of our business plan, we feel that his experience will play an important role in our success."
                  __________________________________________

About Bion: Bion Environmental Technologies has provided environmental treatment solutions to the agriculture and livestock industry since 1990. Bion's patented next-generation technology provides a unique comprehensive treatment of livestock waste that achieves substantial reductions in nitrogen and phosphorus, ammonia, greenhouse and other gases, as well as pathogens, hormones, herbicides and pesticides. Bion's process simultaneously recovers cellulosic biomass from the waste stream to produce renewable energy.

Bion's technology enables development of large scale livestock facilities in strategic locations that provide greater efficiencies and dramatically reduced transportation costs but were previously impracticable due to their environmental impact. These environmentally-responsible large scale facilities can be integrated with existing or new food processing and renewable energy production operations to substantially reduce risk and improve the economics of all partners. For more information, see Bion's website: www.biontech.com.

This material includes forward-looking statements based on management's current reasonable business expectations. In this document, the word 'expect', 'will', 'proposed' and similar expressions identify certain forward-looking statements. These statements are made in reliance on the Private Securities Litigation Reform Act, Section 27A of the Securities act of 1933, as amended. There are numerous risks and uncertainties that could result in actual results differing materially from expected outcomes.

Contact information:

Mark A. Smith                              Craig Scott
President                                  Vice President-Capital Markets/IR
719-256-5329                               303-843-6191 direct
mas@biontech.com                           cscott@biontech.com